Exhibit 23.3

Principal Officers: Harry Jung, P. Eng. President, C.E.O. Dana B. Laustsen, P. Eng. Executive V.P., C.O.O. Keith M. Braaten, P. Eng. Executive V.P. Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.
Jodi L. Anhorn, P. Eng.
Neil I. Dell, P. Eng.
David G. Harris, P. Geol.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference, in this Registration Statement of Cenovus Energy Inc. (the “Registrant”) on Form S-8, of the Information Circular incorporated by reference to the Form 6-K of EnCana Corporation, filed with the Commission on October 29, 2009, which makes reference to our name and reports evaluating a portion of Cenovus Energy Inc.’s and EnCana Corporation’s petroleum and natural gas reserves as of December 31, 2008, and the information derived from our reports, as described or incorporated by reference in Cenovus Energy Inc.’s Registration Statement on Form 40-F, filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Your truly, GLJ PETROLEUM CONSULTANTS LTD.
By:	/s/ Harry Jung
Harry Jung, P. Eng.
President

Calgary, Alberta
November 27, 2009

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